EXHIBIT 99.1


         FOR IMMEDIATE RELEASE

         AUGUST 31, 2000
                                        Contacts:
                                        --------
                                        (Analysts) Kris Wenker (763-764-2607)
                                        (Media) Austin Sullivan (763-764-7264)

                FTC ISSUES REQUEST FOR ADDITIONAL INFORMATION IN
                        GENERAL MILLS / PILLSBURY MERGER


     MINNEAPOLIS,  MINN.---General Mills, Inc. (NYSE: GIS) and Diageo plc (NYSE:
DEO; LSE: DGE) announced today that the Federal Trade Commission has issued a request for additional information in connection with its antitrust review of General Mills' proposed acquisition of the Pillsbury businesses from Diageo.

     Such a  request  is not  uncommon  in a  transaction  of this  size and was
anticipated.   As  previously  announced,   the  parties  expect  to  close  the
transaction prior to calendar 2000 year end.

                                       ###

This press release contains forward-looking statements based on management's current expectations and assumptions. Such statements are subject to certain risks and uncertainties that could cause actual events to differ. In particular, our predictions about the timing of the Pillsbury acquisition could be affected by regulatory and stockholder approvals. The companies undertake no obligation to publicly revise any forward-looking statements to reflect future events or circumstances.

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General  Mills filed a  preliminary  proxy  statement  on Schedule  14A with the
United States Securities and Exchange Commission (the "SEC") on August 22, 2000 in connection with two proposals relating to General Mills' proposed acquisition of Pillsbury to be submitted to General Mills stockholders for approval. Stockholders of General Mills are urged to read the definitive proxy statement when it becomes available because it will contain important information. Investors and stockholders may obtain a free copy of the definitive proxy statement when it becomes available at the SEC's website at www.sec.gov. General Mills and its directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the proposals relating to the proposed transactions. The preliminary proxy statement on Schedule 14A filed with the SEC contains information on General Mills directors' and executive officers' ownership of General Mills common stock.
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